EXHIBIT 10.1

SECOND AMENDMENT
TO
CREDIT AGREEMENT (REVOLVING FACILITY)

Dated as of: November 30, 2016

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (REVOLVING FACILITY) (“this Amendment”) is made and entered into as of the date set forth above (the “date hereof”) by and between ARK RESTAURANTS CORP., a New York corporation (“Borrower”), and BANK HAPOALIM B.M. (“Bank”).

RECITALS

A. Pursuant to that certain Credit Agreement (Revolving Facility), dated as of October 21, 2015, by and between Borrower and Bank (as from time to time amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” or the “Agreement”, the capitalized terms used but not otherwise defined herein being used herein as therein defined), the Bank has agreed to make Advances to the Borrower; and

B. Borrower has requested that Bank make to Borrower Advances to finance the acquisition by various Project Subsidiaries of Restaurants and related personal property in Gulf Shores, Alabama, and Spanish Fort, Alabama, and Bank has agreed to make those Advances subject to the terms and conditions of the Credit Agreement as amended hereby.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

1.         The above recitals are true and correct and incorporated into this Amendment by this reference.

2.         (a)     Subject to the terms and conditions hereof, Bank shall make to Borrower, and Borrower shall accept from Bank, an Advance in the principal amount of $4,450,000.00 (the “Gulf Shores Advance”) by depositing that amount in the Borrowing Account. Of the proceeds of the Gulf Shores Advance, Borrower shall contribute $3,700,000.00 to its Project Subsidiary Ark Gulf Shores Real Estate, LLC, a Delaware limited liability company, (“AGSRE”) to enable AGSRE to acquire the land and improvements at 701 Gulf Shores Parkway and 109 and 117 Windmill Ridge Rd., City of Gulf Shores, Baldwin County, Alabama (the “Gulf Shores Realty”), $700,000.00 to its Project Subsidiary Ark Oyster House Gulf Shores I, LLC, a Delaware limited liability company, (“AOHGS I”) to enable AOHGS I to purchase certain related personal property, and $50,000.00 to its Project Subsidiary Ark Superb Foods, LLC, a Delaware limited liability company, (“ASF”) to enable ASF to acquire certain other related personal property.

(b)     Subject to the terms and conditions hereof, Bank shall make to Borrower, and Borrower shall accept from Bank, an Advance in the principal amount of $3,550,000.00 (the “Spanish Fort Advance”) by depositing that amount in the Borrowing Account. Of the proceeds

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of the Spanish Fort Advance, Borrower shall contribute $2,950,000.00 to its Project Subsidiary Ark Causeway Real Estate, LLC, a Delaware limited liability company, (“ACRE”) to enable ACRE to acquire the land and improvements at 3733A Battleship Parkway, City of Spanish Fort, Baldwin County, Alabama (the “Spanish Fort Realty”), $550,000.00 to its Project Subsidiary Ark Oyster House Causeway II, LLC, a Delaware limited liability company, (“AOHC II”) to enable AOHC II to purchase certain related personal property, and $50,000.00 to ASF to enable ASF to acquire certain other related personal property.

3.         AGSRE, AOHGS I, ACRE, AOHC II and ASF are sometimes referred to herein as the “Applicable Project Subsidiaries,” each an “Applicable Project Subsidiary.”

4.         (a)     The Gulf Shores Advance shall initially be evidenced by the Revolving Note. Within three Business Days after Bank’s request, Borrower shall duly execute and deliver to Bank a term promissory note prepared by Bank in the principal amount of $4,450,000.00 (the “Gulf Shores Note”), which shall thenceforth evidence the Gulf Shores Advance in lieu of the Revolving Note. Interest on the Gulf Shores Note shall accrue at the rates, and shall be due and payable, as set forth in the Credit Agreement, provided that there shall be no Interest-Only Period (i.e., amortization shall commence one month after the date of the Gulf Shores Note) and Interest Periods with respect to the Gulf Shores Note shall be periods of one month each, the first of which begins on the date of the Gulf Shores Note and each subsequent one of which begins when the previous one ends. The principal of the Gulf Shores Note shall be due and payable in monthly installments of $74,106.67 each on the last day of each Interest Period for the Gulf Shores Note, provided that any and all principal then remaining unpaid, together with any and all then accrued but unpaid interest, shall be due and payable five years after the date of the Gulf Shores Note.

(b)     The Spanish Fort Advance shall initially be evidenced by the Revolving Note. Within three Business Days after Bank’s request, Borrower shall duly execute and deliver to Bank a term promissory note prepared by Bank in the principal amount of $3,550,000.00 (the “Spanish Fort Note”), which shall thenceforth evidence the Spanish Fort Advance in lieu of the Revolving Note. Interest on the Spanish Fort Note shall accrue at the rates, and shall be due and payable, as set forth in the Credit Agreement, provided that there shall be no Interest-Only Period (i.e., amortization shall commence one month after the date of the Spanish Fort Note) and Interest Periods with respect to the Spanish Fort Note shall be periods of one month each, the first of which begins on the date of the Spanish Fort Note and each subsequent one of which begins when the previous one ends. The principal of the Spanish Fort Note shall be due and payable in monthly installments of $59,166.67 each on the last day of each Interest Period for the Spanish Fort Note, provided that any and all principal then remaining unpaid, together with any and all then accrued but unpaid interest, shall be due and payable five years after the date of the Spanish Fort Note.

5.         As a condition precedent to disbursing either the Gulf Shores Advance or the Spanish Fort Advance, Borrower shall, at its expense, deliver the following items to Bank, each of which must be satisfactory to Bank in both form and content (the documents referred to in paragraphs (a) through (c) below, together with this Amendment and any other documents now or hereafter delivered by Borrower or any of the Applicable Project Subsidiaries in connection with either the

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Gulf Shores Advance or the Spanish Fort Advance, shall be included within the term “Credit Documents” as that term is defined and used in the Credit Agreement):

(a)     The Gulf Shores Note and the Spanish Fort Note, each duly executed by Borrower;

(b)     A Mortgage and Security Agreement (Alabama) duly executed by AGSRE, a Mortgage and Security Agreement (Alabama) duly executed by ACRE, a Security Agreement duly executed by AOHGS I, a Security Agreement duly executed by AOHC II, and two Security Agreements each duly executed by ASF (collectively, the “Security Documents”);

(c)     If Bank so requests, a Pledge and Security Agreement duly executed by Borrower and granting to Bank a security interest in all the membership interests in each Applicable Project Subsidiary (together with whatever appropriate transfer instruments Bank may require);

(d)     [intentionally left blank]

(e)     Evidence of the completion of all recordings and filings as may be necessary or, in the opinion of Bank, desirable, to perfect the liens and security interests created by the Security Documents;

(f)     Evidence of the issuance of all insurance policy and mortgagee endorsements required by the terms of the Security Documents or the Credit Agreement;

(g)     A current, fully paid for ALTA-form title insurance commitment (the “Title Commitment”) which is issued by a nationally recognized title insurance company satisfactory to Bank (the “Title Company”), contains “gap coverage” and binds the Title Company to issue an ALTA-form, extended coverage mortgagee title insurance policy (the “Title Policy”) which is in the amount $8,000,000.00, which ensures that each Mortgage and Security Agreement referred to above is a valid first lien on whichever of the Gulf Shores Realty or the Spanish Fort Realty it encumbers, subject only to exceptions, if any, which Bank approves in writing and which contains whatever endorsements are required by Bank;

(h)     A copy of an ALTA survey of the Gulf Shores Realty and a copy of an ALTA survey of the Spanish Fort Realty;

(i)      An appraisal of the Gulf Shores Realty addressed to Bank and prepared by an appraiser acceptable to Bank, and a review thereof by Bank’s appraisal reviewer; and an appraisal of the Spanish Fort Realty addressed to Bank and prepared by an appraiser acceptable to Bank, and a review thereof by Bank’s appraisal reviewer;

(j)      Evidence that each of the Gulf Shores Realty and the Spanish Fort Realty is zoned as to permit its current use as a restaurant and is otherwise in compliance with all zoning, parking, building code, handicapped access, environmental and other laws and regulations;

(k)     Phase I environmental reports addressed and certified to Bank, prepared by an environmental engineering firm approved by Bank and showing that each of the Gulf Shores Realty and the Spanish Fort Realty is completely free of hazardous or toxic materials and, if the

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Phase I reports recommend, or, in Bank’s reasonable judgment, justify it, Phase II reports by the same environmental engineering firm showing each of the Gulf Shores Realty and the Spanish Fort Realty to be in that condition;

(l)      Whatever certificates, resolutions, consents and other evidence Bank may reasonably require regarding the organization and existence of Borrower and each Project Subsidiary referred to hereinabove and regarding the ability and power of each to enter into and perform the Credit Documents to which it is a party;

(m)    UCC, tax lien, bankruptcy and judgment searches in all appropriate offices disclosing that no financing statements, bankruptcy filings, tax liens or judgment liens are outstanding against Borrower or any Applicable Project Subsidiary referred to hereinabove; and a litigation search in Baldwin County, Alabama disclosing that neither Borrower nor any Applicable Project Subsidiary referred to hereinabove is a defendant in litigation an unfavorable outcome in which could have a material, adverse effect on Borrower’s or any such Project Subsidiary’s financial condition;

(n)     A Lease Subordination Agreement duly executed by each occupant or perspective occupant of the Gulf Shores Realty; and a Lease Subordination Agreement duly executed by each occupant or prospective occupant of the Spanish Fort Realty;

(o)     A favorable opinion of Joel Koeppel, Esq., Boca Raton, Florida, counsel for Borrower and the Project Subsidiaries referred to hereinabove, covering such matters as Bank may request;

(p)     Such other approvals, certificates, opinions and documents are set forth in § 5.2 of the Credit Agreement or as Bank may reasonably request.

No failure by Bank persists on fulfillment before it disburses either the Gulf Shores Advance or the Spanish Fort Advance of any condition precedent specified in this section shall operate as a waiver of such condition, and any failure to fulfill such condition precedent properly upon demand shall constitute a breach of a covenant or agreement hereunder.

6.         Borrower agrees to reimburse on demand each Applicable Project Subsidiary for any amounts realized by Bank with respect to a Security Document delivered by such Applicable Project Subsidiary and hereby agrees and commits to make such capital contributions to each such Applicable Project Subsidiary as may be necessary to ensure that such Applicable Project Subsidiary remains solvent (i.e., that its assets will exceed its liabilities), adequately capitalized and able to pay its debts as they mature. Moreover, Borrower agrees to provide managerial, accounting and other essential administrative services to each Applicable Project Subsidiary on terms that are favorable to such Applicable Project Subsidiary.

7.         As amended hereby as of the date hereof, the Credit Agreement shall remain in full force and effect and is hereby confirmed. Each representation and warranty made by Borrower in any Credit Document is hereby reaffirmed as though made on and as of the date hereof.

8.         To whatever extent the State of Alabama requires a mortgage recording tax to be paid as a result of this Amendment or any of the Security Documents, Borrower shall pay them (or cause

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them to be paid)(including any interest or penalties imposed in connection with them) and shall indemnify and hold Bank harmless from and against any and all liability that may incur in connection with them (the foregoing indemnity shall survive cancellation or assignment of the promissory notes executed in connection herewith). Borrower also agrees to pay on demand the out-of-pocket expenses (including without limitation attorneys’ fees, survey charges, title insurance costs, environmental report fees and appraisal fees) incurred by Bank in connection with this Amendment and/or any documents executed in conjunction herewith and hereby authorizes Bank to deduct the amount thereof from any account of Borrower with Bank or from any Advance.

9.         BORROWER ACKNOWLEDGES, AND REPRESENTS TO BANK, THAT BORROWER HAS HAD THROUGH THE DATE HEREOF NO DEFENSES, COUNTERCLAIMS OR SETOFFS, OR ANY RIGHTS THEREFOR, WITH RESPECT TO OR IN CONNECTION WITH THE CREDIT DOCUMENTS, THE CREDIT EXTENSIONS AND/OR THE COLLATERAL. BORROWER ACKNOWLEDGES THAT BANK IS RELYING ON THE STATEMENT AND REPRESENTATION CONTAINED IN THE PRECEDING SENTENCE IN ENTERING INTO THIS AMENDMENT AND WOULD NOT ENTER INTO THIS AMENDMENT IF IT WERE POSSIBLE THAT ANY SUCH DEFENSES, COUNTERCLAIMS OR SETOFFS EXISTED. Borrower represents to Bank that there exists as of the date hereof no Default or Event of Default or event or circumstance which, with notice and/or the passage of time, would initiate a Default or an Event of Default and that all the representations and warranties in the Credit Documents are true and correct as of the date hereof.

10.       Borrower and Bank represent and warrant to the other that such party has the full right, power, and lawful authority to enter into, execute, and perform under this Amendment and that such actions do not violate any other agreement, covenant, or restriction placed upon such party. Borrower and Bank further represent and warrant to the other that the person signing this Amendment on its behalf has been duly authorized to sign this Amendment.

11.       This Amendment shall be governed by the laws of the State of New York.

12.       This Amendment shall be binding upon, and shall inure to the benefit of, Borrower, Bank, and their respective successors or assigns.

13.       The headings contained in this Amendment are for convenience of reference only and shall not be construed as limiting or defining in any way the provisions of this Amendment.

14.       This Amendment may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Any executed counterpart of this Amendment delivered by facsimile or other form of electronic transmission, such as a PDF, shall be considered an original for all purposes.

15.       BORROWER AND BANK EACH WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING HEREUNDER OR RELATING HERETO.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARK RESTAURANTS CORP.

By:	/s/ Robert J. Stewart
Name:	Robert J. Stewart
Title:	President

(Borrower’s Signature Page To Second Amendment to Credit Agreement)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BANK HAPOALIM B.M.

By:	/s/ Tami Antebi
Name:	Tami Antebi
Title:	Vice President

By:	/s/ Mitchell Barnett
Name:	Mitchell Barnett
Title:	Executive Vice President

(Bank’s Signature Page To Second Amendment to Credit Agreement)

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